EXHIBIT A

                                PURE WORLD, INC.

                      1997 NON-QUALIFIED STOCK OPTION PLAN

                           (Effective October 1, 1997)


1.       Purpose.
         --------

         The purposes of this 1997 Non-Qualified Stock Option Plan (the "Plan") are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to, Pure World, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success. Options will be options which are not incentive stock options ("non-qualified stock options"), as determined at the time of the grant thereof by the Committee (the "Committee") referred to in Section 3(A) hereof.

2.       Shares Subject to Plan.
         -----------------------

         Options may be granted to purchase up to 500,000 shares of the common stock, par value $0.01 per share (the "Common Stock") of the Company. If any Options expire or terminate for any reason without having been exercised in full, new Options may thereafter be granted to purchase the unpurchased shares subject to such expired or terminated Options.

3.       Administration.
         ---------------

         (A) The Plan shall be administered by a Committee which shall consist of two or more members of the Board, both or all of whom shall be "non-employee directors within the meaning of Rule 16b-3(b)(3) promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Chief Executive Officer of the Company shall also be a member of the Committee, ex-officio. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee has been appointed, the Board shall serve as the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with respect to


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the grant of Options to a person who shall not be an officer and/or  director of the Company. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

         (B) Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

4.       Eligibility.
         ------------

         An Option may be granted only to (1) employees of the Company or a Subsidiary, (2) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary, (3) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume and (4) independent consultants who render services to the Company or a Subsidiary.

5.       Option Prices.
         --------------

         (A) Except as otherwise provided in Section 15 hereof, the initial per share option price of any Option shall not be less than the fair market value of a share of the Common Stock on the date of grant.

         (B) For all purposes of this Plan, the fair market value of a share of the Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of the Common Stock or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange or system at the close of trading on such date or, if the shares of the Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of the Common Stock on such date as shall be determined in good faith by the Committee.



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6.       Option Term.
         ------------

         Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof.

7.       Exercise of Options.
         --------------------

         (A) Except as otherwise provided in Section 15 hereof, a Participant may (i) during the period commencing on the third anniversary of the date of the granting of an Option to him and ending on the day preceding the fourth anniversary of such date, exercise such Option with respect to one-fifth of the shares granted thereby, (ii) during the period commencing on such fourth anniversary and ending on the day preceding the fifth anniversary of the date of the granting of such Option, exercise such Option with respect to two-fifths of the shares granted thereby, (iii) during the period commencing on such fifth anniversary and ending on the day preceding the sixth anniversary of the date of the granting of such Option, exercise such Option with respect to the three-fifths of the shares granted thereby, (iv) during the period commencing on such sixth anniversary and ending on the day preceding the seventh anniversary of the date of the granting of such Option, exercise such Option with respect to four-fifths of the shares granted thereby, and (v) during the period commencing on such seventh anniversary, exercise such Option with respect to all of the shares granted thereby.

         (B) To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time.

         (C) An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified PROVIDED, HOWEVER, that, subject to the requirements of Regulation T promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

         (D) The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

8.       Transferability.
         ----------------

         No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

9.       Termination of Service.
         -----------------------

         (A) Except as otherwise determined by the Committee at the time of grant thereof, in the event a Participant leaves the employ or service of the Company and the Subsidiaries, whether voluntarily or otherwise but other than by reason of his death or "disability" (as such term is defined in section 22(e)(3) of the Code), each Option theretofore granted to him shall, to the extent not theretofore exercised, terminate forthwith.

         (B) In the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his death or disability, each Option theretofore granted to him shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of one year after the date of such Participant's death or disability and
(ii) the date specified in such Option, unless otherwise determined by the Board of Directors.

10.      Adjustment of Number of Shares.
         -------------------------------

         (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option, the number of shares of the Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option and the number of shares of the Common Stock to be subject to an Option to be issued to an Outside Director shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option, for each share of the Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option and for each share of the Common Stock to be subject to an Option to be issued to an Outside Director, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

         (B) In the event that there shall be any change, other than as specified in Section 10(A) hereof, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option.

         (C) In the case of any substitution or adjustment in accordance with the provisions of this Section 10, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 10.

         (D) No adjustment or substitution provided for in this Section 10 shall require the Company to sell a fractional share under any Option.

         (E) In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the exercisability of each Option and/or terminate the same within a reasonable time thereafter.

11.      Purchase for Investment, Withholding and Waivers.
         -------------------------------------------------

         (A) Unless the delivery of the shares upon the exercise of an Option by a Participant shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

         (B) In the event of the death of a Participant, an additional condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

         (C) An additional condition of exercising any Option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Committee shall determine.

12.      No Stockholder Status; No Restrictions on Corporate Acts;
         No Employment Right.
         ---------------------------------------------------------

         (A) Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued upon exercise of an Option shall be fully paid and non-assessable.

         (B) Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

         (C) Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

13.      Termination and Amendment of the Plan.
         --------------------------------------

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; PROVIDED, HOWEVER, that the Board may not, without further approval of the holders of the shares of the Common Stock, increase the number of shares of the Common Stock as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 10 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining the option prices, or extend the period during which an Option may be granted or exercised. Except as otherwise provided in Section 15 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

14.      Expiration and Termination of the Plan.
         ---------------------------------------

         The Plan shall terminate on September 30, 2007 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

15.      Options Granted in Connection With Acquisitions.
         ------------------------------------------------

         In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in
Section 14 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

                                PURE WORLD, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 20, 1997

     The undersigned hereby appoints Paul O. Koether and John W. Galuchie, Jr. or either of them, as proxies with full power of substitution to vote all shares of common stock, par value $.01 per share, of Pure World, Inc. which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pure World, Inc. to be held on Thursday, November 20, 1997, and at any adjournment(s), postponement(s) or continuation(s) thereof. The proxies are instructed as indicated below. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment(s), postponement(s) or continuation(s) thereof.

                 (to be continued and signed on the other side)

ITEM 1. To elect the nominees whose names appear at right as directors for a term of one year or until their successors are duly elected and qualified:

_____ FOR all nominees listed at right except as marked to the contrary below)


_____     WITHHOLD AUTHORITY to vote for all nominees listed at right

                                   NOMINEES:  Mark W. Jaindl
                                              Paul O. Koether
                                              William Mahomes, Jr.
                                              Alfredo Mena

For, except vote withheld from the following nominee(s):

_______________________________________________________________


ITEM 2.   To adopt the 1997 Non-Qualified Stock Option Plan

_____  FOR

_____ AGAINST

_____ ABSTAIN

ITEM 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON AS DIRECTED ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PERSONS NAMED AT LEFT AS DIRECTORS, "FOR" THE ADOPTION OF THE 1997 NON-QUALIFIED STOCK OPTION PLAN AND "FOR" SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE. BY MARKING, SIGNING, DATING AND RETURNING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

     This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 and "FOR" ITEM 2. A proxy submitted which either gives no direction or which "abstains" on all issues, will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

Signature_____________________________________ Date________________________,1997
           SIGNATURE AND TITLE OR AUTHORITY


Signature_____________________________________ Date________________________,1997
              SIGNATURE IF HELD JOINTLY

     IMPORTANT: Signature(s) should agree with name(s) as printed on this proxy. When shares are held by Joint Tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.